EXHIBIT 10.8

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is made and entered into as of April 21, 2020, by and among (i) Official Committee of Tort Claimants (the “TCC”), (ii) PG&E Corporation and Pacific Gas & Electric Company (together, the “Debtors”), (iii) California Department of Developmental Services (“Cal DDS”), (iv) California Department of Toxic Substances Control (“Cal DTSC”), (v) California Department of Forestry and Fire Protection (“CAL FIRE”), (vi) California Governor’s Office of Emergency Services (“Cal OES”), (vii) California Department of Parks and Recreation (“Cal Parks”), (viii) California State University (“CSU”), (ix) California Department of Transportation (“Caltrans”), and (x) California Department of Veterans Affairs (“Cal Vet” and, together with Cal DDS, Cal DTSC, CAL FIRE, Cal OES, Cal Parks, CSU and Caltrans, the “State Agencies”). The TCC, the Debtors, and each of the State Agencies are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on January 29, 2019, the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of California, San Francisco Division (the “Bankruptcy Court”). The Debtors’ chapter 11 cases are being jointly administered before the Bankruptcy Court under lead case number 19-30088 (the “Chapter 11 Cases”). On February 15, 2019, the United States Trustee appointed the TCC.

WHEREAS, on March 16, 2020, the Debtors and certain funds and accounts managed or advised by Abrams Capital Management, LP, and certain funds and accounts managed or advised by Knighthead Capital Management, LLC (together, the “Shareholder Proponents,” and, collectively with the Debtors, the “Plan Proponents”) filed a proposed Chapter 11 Plan of Reorganization dated March 16, 2020 (Dkt. No. 6320) (as the same may be modified or further amended, the “Chapter 11 Plan”).

WHEREAS, Cal DDS filed proofs of claim in the Chapter 11 Cases (Claim Nos. 73262, 87491, 97058) (collectively, along with any other proofs of claim filed by Cal DDS in the Chapter 11 Cases that are Fire Claims (as defined in the Chapter 11 Plan) regardless of whether such claim is specifically set forth herein, the “Cal DDS Fire Claims”).

WHEREAS, Cal DTSC filed proofs of claim in the Chapter 11 Cases (Claim Nos. 77351, 96454) (collectively, along with any other proofs of claim filed by Cal DTSC in the Chapter 11 Cases that are Fire Claims (as defined in the Chapter 11 Plan) regardless of whether such claim is specifically set forth herein, the “Cal DTSC Fire Claims”). Cal DTSC filed other proofs of claim in the Chapter 11 Cases (Claim Nos. 76655, 77441, 76355, 77344, 79285, 72174, 79397, 79715) that are not “Fire Victim Claims” under the Chapter 11 Plan (the “Non‑Channeled Cal DTSC Claims”). The Non-Channeled Cal DTSC Claims are not and shall not be treated as Fire Victim Claims under the Chapter 11 Plan and are not included within the definition of Cal DTSC Fire Claims.

WHEREAS, CAL FIRE filed proofs of claim in the Chapter 11 Cases (Claim Nos. 77897, 78467, 79729, 77727, 79752, 77667, 75665) (collectively, along with any other proofs of claim filed by CAL FIRE in the Chapter 11 Cases that are Fire Claims (as defined in the Chapter 11 Plan) regardless of whether such claim is specifically set forth herein, the “CAL FIRE Fire Claims”). CAL FIRE filed other proofs of claim in the Chapter 11 Cases (Claim Nos. 65505, 76888, 77538, 77564, 77572, 77581, 77586, 77595, 77661, 77678, 77030, 77745, 78866, 79338, 79403, 79602) that are not “Fire Victim Claims” under the Chapter 11 Plan (the “Non‑Channeled CAL FIRE Claims”). The Non-Channeled CAL FIRE Claims are not and shall not be treated as Fire Victim Claims under the Chapter 11 Plan and are not included within the definition of CAL FIRE Fire Claims.

WHEREAS, Cal OES filed proofs of claim in the Chapter 11 Cases (Claim Nos. 77624, 78495, 79398, 79429, 78463, 87755, 87754, 87748) (collectively, along with any other proof of claim filed by Cal OES in the Chapter 11 Cases that are Fire Claims (as defined in the Chapter 11 Plan) regardless of whether such claim is specifically set forth herein, the “Cal OES Fire Claims”).

WHEREAS, Cal Parks filed proofs of claim in the Chapter 11 Cases (Claim Nos. 87627, 87626, 87620, 77696, 77861, 79533, 60117, 61514, 79781, 77009, 60322, 60103) (collectively, along with any other proofs of claim filed by Cal Parks in the Chapter 11 Cases that are Fire Claims (as defined in the Chapter 11 Plan) regardless of whether such claim is specifically set forth herein, the “Cal Parks Fire Claims”). Cal Parks filed other proofs of claim in the Chapter 11 Cases (Claim Nos. 77642, 87625, 77859, 87617, 77799, 60303) that are not “Fire Victim Claims” under the Chapter 11 Plan (the “Non-Channeled Cal Parks Claims”). The Non-Channeled Cal Parks Claims are not and shall not be treated as Fire Victim Claims under the Chapter 11 Plan and are not included within the definition of Cal Parks Fire Claims.

WHEREAS, CSU filed a proof of claim in the Chapter 11 Cases (Claim No. 79746) (collectively, along with any other proofs of claim filed by CSU in the Chapter 11 Cases that are Fire Claims (as defined in the Chapter 11 Plan) regardless of whether such claim is specifically set forth herein, the “CSU Fire Claims”). CSU filed other proofs of claim in the Chapter 11 Cases (Claim Nos. 4372, 10041, 16874) that are not “Fire Victim Claims” under the Chapter 11 Plan (the “Non-Channeled CSU Claims”). The Non-Channeled CSU Claims are not and shall not be treated as Fire Victim Claims under the Chapter 11 Plan and are not included within the definition of CSU Fire Claims.

WHEREAS, Caltrans filed proofs of claim in the Chapter 11 Cases (Claim Nos. 68782, 72321) (collectively, along with any other proofs of claim filed by Caltrans in the Chapter 11 Cases that are Fire Claims (as defined in the Chapter 11 Plan) regardless of whether such claim is specifically set forth herein, the “Caltrans Fire Claims”). Caltrans filed another proof of claim in the Chapter 11 Cases (Claim No. 77714) that is not a “Fire Victim Claim” under the Chapter 11 Plan (the “Non-Channeled Caltrans Claim”). The Non-Channeled Caltrans Claim is not and shall not be treated as a Fire Victim Claim under the Chapter 11 Plan and is not included within the definition of Caltrans Fire Claims.

WHEREAS, Cal Vet filed a proof of claim in the Chapter 11 Cases (Claim No. 79878) (collectively, along with any other proofs of claim filed by Cal Vet in the Chapter 11 Cases that are Fire Claims (as defined in the Chapter 11 Plan) regardless of whether such claim is specifically set forth herein, the “Cal Vet Fire Claims” and, collectively with the Cal DDS Fire Claims, the Cal DTSC Fire Claims, the CAL FIRE Fire Claims, the Cal OES Fire Claims, the Cal Parks Fire Claims, the CSU Fire Claims, and the Caltrans Fire Claims, the “State Agency Fire Claims”). The Non-Channeled Cal DTSC, the Non-Channeled CAL FIRE Claims, the Non-Channeled Cal Parks Claims, the Non-Channeled CSU Claims, and the Non-Channeled Caltrans Claim and any other claims of any of the State Agencies that are not Fire Victim Claims as of the date of this Agreement are collectively referred to herein as the “Non-Channeled State Agency Claims.” For the avoidance of doubt, the Non-Channeled State Agency Claims are not included within the definition of State Agency Fire Claims.

WHEREAS, on December 12, 2019 the TCC filed an objection to the Cal OES Fire Claims (Dkt. Nos. 5096 & 5320) (as supplemented, the “Cal OES Objection”). The Debtors filed a joinder to the Cal OES Objection on February 11, 2020 (Dkt. No. 5734). The Cal OES Objection was argued and submitted to the Bankruptcy Court following a hearing held on February 26, 2020. On February 27, 2020, the TCC, the Consenting Fire Claimant Professionals (as defined below), Cal OES and the Plan Proponents participated in a mediation in San Francisco, California in an effort to resolve the State Agency Fire Claims.

WHEREAS, as a result of, among other things, the mediation, the Parties have agreed to resolve the Cal OES Objection and the State Agency Fire Claims as provided herein.

NOW THEREFORE, for mutual consideration, which is hereby acknowledged, the Parties, each intending to be legally bound, hereby mutually agree as follows:

1.Definitions.

Unless otherwise defined below, all definitions set forth above, including the definitions for the terms “Agreement,” “Bankruptcy Code,” “Bankruptcy Court,” “Chapter 11 Cases,” “Chapter 11 Plan,” “Cal DDS,” “Cal DDS Fire Claims,” “Cal DTSC,” “Cal DTSC Fire Claims,” “CAL FIRE,” “CAL FIRE Fire Claims,” “Cal OES,” “Cal OES Objection,” “Cal OES Fire Claims,” “Cal Parks,” “Cal Parks Fire Claims,” “Caltrans,” “Caltrans Fire

Claims,” “Cal Vet,” “Cal Vet Fire Claims,” “CSU,” “CSU Fire Claims,” “Debtors,” “Non-Channeled Cal DTSC,” “Non-Channeled CAL FIRE Claims,” “Non-Channeled Cal Parks Claims,” “Non-Channeled Caltrans Claim,” “Non-Channeled CSU Claims,” “Non-Channeled State Agency Claims,” “Party,” “Parties,” “Plan Proponents,” “Shareholder Proponents,” “State Agencies,” “State Agency Fire Claims,” and “TCC,” are specifically incorporated herein by reference as if fully set forth in this Section 1.

All capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Chapter 11 Plan.

The term “Approval Motion” means a motion under Rule 9019 of the Federal Rules of Bankruptcy Procedure seeking approval of this Agreement in form and substance reasonably satisfactory to the Debtors, the TCC, and the State Agencies.

The term “Available Excess Monetization” means, for each period when a payment is due under Section 2.2(c) below (to the extent applicable), (a) Excess Monetization less (b)(i) all expenses of administering the Fire Victim Trust accrued during such calendar year (or portion thereof), including, without limitation, any Professional Fees and Costs incurred in connection with the administration of the Fire Victim Trust, and (ii) all amounts paid or payable with respect to the Cal State Agency Priority Settlement Amount. For the avoidance of doubt, (x) there shall be no “double counting” of administrative expenses based upon whether such expenses are incurred, due or payable in a later period, (y) all administrative expenses which can be taken into consideration in more than one of the following definitions shall be taken into account in this order, without double counting: (1) Available Interest and (2) Available Excess Monetization, and (z) to the extent Professional Fees and Costs incurred in connection with the prosecution and settlement of Assigned Rights and Causes of Action can be deducted under Section 2.2(b) of the FEMA Settlement Agreement from the amounts payable for the Federal Agency Settlement Amount (as defined in the FEMA Settlement Agreement), they shall not reduce Available Excess Monetization. The term “Available Excess Monetization” shall not include the Fire Victim Trust Corpus or the Assigned Rights and Causes of Action (including any cash proceeds resulting from such Assigned Rights and Causes of Action).

The term “Available Interest” means, for each period when a payment is due under Sections 2.2(b) and 2.2(c) below (to the extent applicable), (a) Earned Interest less (b)(i) all expenses of administering the Fire Victim Trust accrued during such calendar year (or portion thereof), including, without limitation, any Professional Fees and Costs incurred in connection with the administration of the Fire Victim Trust, and (ii) all amount paid on account of the Cal FIRE Priority Settlement Amount. For the avoidance of doubt, (x) there shall be no “double counting” of administrative expenses based upon whether such expenses are incurred, due or payable in a later period, (y) all administrative expenses which can be taken into consideration in more than one of the following definitions shall be taken into account in this order, without double counting: (1) Available Interest and (2) Available Excess Monetization, and (z) to the extent Professional Fees and Costs incurred in connection with the prosecution and settlement of Assigned Rights and Causes of Action can be deducted under Section 2.2(b) of the FEMA Settlement Agreement from the amounts payable for the Federal Agency Settlement Amount (as defined in the FEMA Settlement Agreement), they shall not reduce Available Interest. The term “Available Interest” shall not include the Fire Victim Trust Corpus or the Assigned Rights and Causes of Action (including any cash proceeds resulting from such Assigned Rights and Causes of Action).

The term “CAL FIRE Priority Settlement Amount” has the meaning set forth in Section 2.2(b)(i).

The term “Cal State Agency Priority Settlement Amount” has the meaning set forth in Section 2.2(c)(i).

The term “Cash Holdings” means all cash and cash equivalents, including funds held in checking accounts, savings accounts, money market accounts, treasury securities, debt securities with maturities of one year or less, and government bonds with maturities of one year or less.

The term “Claims Administrator” means Cathy Yanni or any other person appointed to serve as claims administrator under the Fire Victim Trust Agreement to assist in the resolution of the Fire Victim Claims in accordance with the Fire Victim Claims Resolution Procedures.

The term “Consenting Fire Claimant Professionals” means Frank Pitre, Mikal Watts, Gerald Singleton, and Dario de Ghetaldi.

The term “Duplication of Benefits Claim” means a claim against a person, business concern or any other entity receiving federal assistance for a major disaster or emergency under Section 312 of the Stafford Act (42 U.S.C. § 5155) and its implementing regulations.

The term “Earned Interest” means, for each period when a payment is due under Sections 2.2(b) and 2.2(c) below (to the extent applicable) (a) any interest earned and realized in the accounts of the Fire Victim Trust, determined on an annual basis, on the Cash Holdings of the Fire Victim Trust as of the end of each calendar year (or in the case of a Fire Victim Trust year of less than twelve months [e.g., the first year and the last year] such applicable portion thereof), less (b) all Federal, state and local taxes payable with respect to such interest. For the avoidance of doubt, (i) any deductions for Federal, state and local taxes hereunder shall only be made to the extent of gains or income that result in a payment under Sections 2.2(b) or 2.2(c) and (ii) interest shall include yield earned on treasury securities. The term “Earned Interest” shall not include the Fire Victim Trust Corpus or the Assigned Rights and Causes of Action (including any cash proceeds resulting from such Assigned Rights and Causes of Action).

The term “Effective Date Equity Value” means the share price of New Holdco Common Stock on the Effective Date calculated by dividing $6.75 billion by the number of shares of New Holdco Common Stock issued to the Fire Victim Trust under the Chapter 11 Plan.

The term “Excess Monetization” means, for each period when a payment is due under Section 2.2(c) below (to the extent applicable), (a) the net cash proceeds received by and credited to the account of the Fire Victim Trust during the calendar year from (i) the sale of New Holdco Common Stock issued to the Fire Victim Trust under the Chapter 11 Plan and (ii) any derivative or hedging instruments for the New Holdco Common Stock issued to the Fire Victim Trust under the Chapter 11 Plan, less (b)(i) the Effective Date Equity Value of such shares of New Holdco Common Stock multiplied by the number of shares of New Holdco Common Stock sold during such calendar year, and (ii) the Federal, state and local taxes payable with respect to the gain, if any, realized by the Fire Victim Trust on the sale of such shares of New Holdco Common Stock, including reserves for such taxes to the extent required to be paid after end of the calendar year. For the avoidance of doubt, (i) any deductions for Federal, state and local taxes hereunder shall only be made to the extent of gains or income that result in a payment under Section 2.2(c), and (ii) the use of the term “net cash proceeds” shall only allow for the deduction of expenses directly related to the disposition of the New Holdco Common Stock and shall not include any attorney’s fees or accountant’s fees. The term “Excess Monetization” shall not include the Fire Victim Trust Corpus or the Assigned Rights and Causes of Action (including any cash proceeds resulting from such Assigned Rights and Causes of Action).

The term “FEMA Agreement” means that certain Settlement Agreement and Mutual Release by and between the TCC, the Debtors, the Department of Homeland Security / Federal Emergency Management Agency, and certain other federal agencies dated as of April 21, 2020.

The term “Fire Victim Claimant” means the holder of any Fire Claim that is not a Public Entities Wildfire Claim or a Subrogation Wildfire Claim.

The term “Fire Victim Trust Corpus” means the aggregate consideration used to fund the Fire Victim Trust of (a) $5.4 billion in cash to be contributed on the Effective Date, (b) $1.35 billion consisting of (i) $650 million to be paid in cash on or before January 15, 2021 pursuant to the Tax Benefits Payment Agreement, and (ii) $700 million to be paid in cash on or before January 15, 2022 pursuant to the Tax Benefits Payment Agreement; (c) $6.75 billion in New HoldCo Common Stock (issued at Fire Victim Equity Value), which shall not be less than 20.9% of the New HoldCo Common Stock based on the number of fully diluted shares of Reorganized HoldCo (calculated using the treasury stock method (using an Effective Date equity value equal to Fire Victim Equity Value)) that will be outstanding as of the Effective Date (assuming all equity offerings and all other equity transactions specified in the Chapter 11 Plan, including without limitation, equity issuable upon the exercise of any rights or the conversion or exchange of or for any other securities, are consummated and settled on the Effective Date, but excluding any future equity issuance not specified by the Chapter 11 Plan) assuming the Pacific Gas &

Electric Company’s allowed return on equity as of the date of the Tort Claimants RSA and reasonable registration rights consistent with the recommendations of the Debtors’ equity underwriter and tax rules and regulations; and (d) assignment of rights, other than the rights of the Debtors to be reimbursed under the 2015 insurance policies for claims submitted to and paid by the Debtors prior to the Petition Date, under the 2015 insurance policies to resolve any claims related to Fires in those policy years. The Fire Victim Trust Corpus shall not include (x) the Assigned Rights and Causes of Action, (y) any interest earned on the Cash Holdings of the Fire Victim Trust (or the proceeds of those Cash Holdings) after the Effective Date, and (z) any net cash proceeds from the monetization of New HoldCo Common Stock at a price per share greater than $6.75 billion divided by the number of shares of New HoldCo Common Stock issued to the Fire Victims Trust under the Chapter 11 Plan.

The term “Professional Fees and Costs” means all fees and costs incurred by attorneys, accountants, financial advisors, and experts (consulting and testifying), including, without limitation all court costs.

The term “Settlement Effective Date” has the meaning set forth in Section 2.1 below.

The term “Settling Public Entities” means collectively, (a) the North Bay Public Entities; (b) the Town of Paradise; (c) the County of Butte; (d) the Paradise Park and Recreation District; (e) the County of Yuba; and (f) the Calaveras County Water District.

The term “Stafford Act” means the Robert T. Stafford Disaster Relief and Emergency Assistance Act, 42 U.S.C. §§ 5121 et seq., and related authorities.

The term “Trustee” means John Trotter or any other person appointed to serve as trustee under the Fire Victim Trust Agreement.

2.Settlement.

2.1 Settlement Effective Date. The effective date of this Agreement (the “Settlement Effective Date”) shall be the date on which each of the following conditions to the effectiveness of the settlement set forth herein has been satisfied:

a.Each Party’s execution and delivery of this Agreement;

b.The approval by a duly authorized official of each of the State Agencies to the terms of the settlement set forth herein, as evidenced by the signatures of Cal DDS, Cal DTSC, CAL FIRE, Cal OES, Cal Parks, CSU, Caltrans, and Cal Vet to this Agreement;

c.The effective date of the FEMA Agreement and the release of the Duplication of Benefits Claims against the State Agencies as provided in the FEMA Agreement dated as of April 21, 2020;

d.The Bankruptcy Court’s entry of an order granting the Approval Motion; and

e.The Effective Date of the Chapter 11 Plan.
2.2 Settlement Terms.

a.Cal OES Fire Claims. Upon the Settlement Effective Date, the Cal OES Fire Claims shall be deemed withdrawn with prejudice and Cal OES shall have no right of recovery against the Fire Victim Trust, the Debtors or the Reorganized Debtors.

b.CAL FIRE Fire Claims. In full and final settlement of the CAL FIRE Fire Claims, CAL FIRE shall have an Allowed Fire Victim Claim (not subject to reduction, dispute, contest, credit, setoff or other deduction) under the Chapter 11 Plan in the amount of $115,300,000.00 (the “CAL FIRE Settlement Amount”) to be channeled to and satisfied solely and exclusively from the Fire Victim Trust, as follows:

i.The first $70,000,000.00 of the CAL FIRE Settlement Amount shall be payable solely and exclusively from the first dollars of Earned Interest (with priority over administrative expenses of the Fire Victim Trust) (the “CAL FIRE Priority Settlement Amount”) as follows: $10,000,000.00 (for the period beginning on the Effective Date and ending December 31, 2021, payable no later than February 28, 2022), $20,000,000.00 (for the period beginning January 1, 2022 ending December 31, 2022, payable no later than February 28, 2023), $20,000,000.00 (for the period beginning January 1, 2023 ending December 31, 2023, payable no later than February 29, 2024), and $20,000,000.00 (for the period beginning January 1, 2024 ending December 31, 2024, payable no later than February 28, 2025). In the event that there is insufficient Earned Interest in any of the foregoing periods to make any of the above payments of the CAL FIRE Priority Settlement Amount, such unpaid amounts shall roll forward and shall be payable from Earned Interest earned in subsequent periods through December 31, 2025, which amounts shall be payable annually (i.e., for periods ending December 31, payable no later than February 28).

ii.After payment in full of the CAL FIRE Priority Settlement Amount, the remaining $45,300,000.00 of the CAL FIRE Settlement Amount (plus any amounts not paid under Section 2.2(b)(i) above) shall be paid solely and exclusively from Available Interest in annual installments (for each period ending December 31, such payment is due by the subsequent February 28) until the Fire Victim Trust is terminated or the CAL FIRE Settlement Amount is paid in full.

iii.CAL FIRE shall not be entitled to any interest on the CAL FIRE Settlement Amount. CAL FIRE shall have no right of recovery for the CAL FIRE Fire Claims against the Fire Victim Trust Corpus, the Debtors, the Reorganized Debtors, the Assigned Rights and Causes of Action, the Excess Monetization, the Available Excess Monetization, or any source other than the Earned Interest and the Available Interest, as set forth above. To the extent that the source of payment identified herein (i.e., Earned Interest and Available Interest) is not sufficient to pay the CAL FIRE Settlement Amount in full, no further amounts shall be due and owing for the CAL FIRE Settlement Amount. For the avoidance of doubt, no claims asserted by CAL FIRE that are not Fire Claims are being settled, compromised, resolved, or affected in any way by this Agreement, including, without limitation, the Non-Channeled CAL FIRE Claims.

iv.Payments shall be made out to California Department of Forestry and Fire Protection with “2020 TCC Settlement” included on the memorandum line or its equivalent on all checks and sent to:

Attention: CASHIER - CCR
CAL FIRE
P.O. Box 989775
West Sacramento, CA 95798

With a copy of the Agreement containing the page(s) of the Agreement with the signatures of the part(ies) for whom the check is being transmitted. Scanned copies of the check, responsible party signatures on the Agreement, an explanation of the calculation of the amount of the payment due, and transmittal cover letter shall be sent, via email, to Deputy Attorney General Kelly Welchans, at Kelly.Welchans@doj.ca.gov.

v.FVT CAL FIRE Reserve. In each calendar year in which there is Earned Interest in excess of the amounts payable under Section 2.2(b)(i) with respect to any calendar year (that is, in excess of $10,000,000.00 in 2021, in excess of $20,000,000.00 in 2022, in excess of $20,000,000.00 in 2023, and in excess of $20,000,000.00 in 2024), the amount of such excess for such year shall be credited to a cash reserve by the Fire Victim Trust for the future payments under Section 2.2(b)(i), if applicable (the “FVT CAL FIRE Reserve”), until the amount of the FVT CAL FIRE Reserve equals the Cal Fire Priority Settlement Amount, provided, however, that any amounts held in the FVT CAL FIRE Reserve in excess of the aggregate amount required to be paid under Section 2.2(b)(i) hereof, determined as of December 31, 2024, shall be held in reserve for the payment, if any, of the CAL FIRE Settlement Amount under Section 2.2(b)(ii) and the Cal Agency Settlement Amount under Section 2.2(c)(ii), and any amount held in the FVT CAL FIRE Reserve in excess of the aggregate amount required to be paid under Sections 2.2(b)(ii) and 2.2(c)(ii), if any, shall be released from the FVT CAL FIRE Reserve and considered part of the Fire Victim Trust Corpus as defined in this Agreement.

c.Cal DDS Fire Claims, Cal DTSC Fire Claims, Cal Parks Fire Claims, CSU Fire Claims, Caltrans Fire Claims, Cal Vet Fire Claims. In full and final settlement of the Cal DDS Fire Claims, the Cal DTSC Fire Claims, the Cal Parks Fire Claims, the CSU Fire Claims, the Caltrans Fire Claims, and the Cal Vet Fire Claims (collectively, the “Cal Agency Fire Claims”), the States Agencies (excluding CAL FIRE) shall have an Allowed Fire Victim Claim (not subject to reduction, dispute, contest, credit, setoff or other deduction) under the Chapter 11 Plan in the aggregate amount of $89,000,000.00 (the “Cal Agency Settlement Amount”) to be channeled to and satisfied solely and exclusively from the Fire Victim Trust, as follows:.

i.The first $60,000,000.00 of the Cal Agency Settlement Amount shall be payable solely and exclusively from the first dollars of Excess Monetization and, only after the CAL FIRE Settlement Amount has been satisfied in full, from Available Interest (the “Cal State Agency Priority Settlement Amount”) as follows: $10,000,000.00 (for the period beginning on the Effective Date and ending December 31, 2021, payable no later than February 28, 2022), $20,000,000.00 (for the period beginning on January 1, 2022 and ending December 31, 2022, payable no later than February 28, 2023), $30,000,000.00 (for the period beginning on January 1, 2023 and ending December 31, 2023, payable no later than February 29, 2024). In the event that there is insufficient Excess Monetization and Available Interest in any of the foregoing periods to make any of the above payments of the Cal State Agency Priority Settlement Amount, such unpaid amounts shall roll forward and shall be payable from Excess Monetization and Available Interest earned in subsequent periods through December 31, 2024, which amounts shall be payable annually (i.e., for periods ending December 31, payable no later than February 28).

ii.After payment in full of the Cal Agency Priority Settlement Amount, the remaining $29,000,000.00 of the Cal Agency Settlement Amount (plus any amounts not paid under Section 2.2(c)(i) above) shall be paid solely and exclusively from Available Interest and Available Excess Monetization in annual installments (for each period ending December 31, such payment is due by the subsequent February 28) until the Fire Victim Trust is terminated or the Cal Agency Settlement Amount is paid in full.

iii.The State Agencies shall not be entitled to any interest on the Cal Agency Settlement Amount. Cal DDS, Cal DTSC, Cal Parks, CSU, Caltrans and Cal Vet shall have no right of recovery for the Cal Agency Fire Claims against the

Fire Victim Trust Corpus, the Debtors, the Reorganized Debtors, the Assigned Rights and Causes of Action, or any source other than the Available Interest, the Excess Monetization, and the Available Excess Monetization, as set forth above. To the extent that the source of payment identified herein (i.e., Available Interest, Excess Monetization, and Available Excess Monetization) are not sufficient to pay the Cal Agency Settlement Amount in full, no further amounts shall be due and owing for the Cal Agency Settlement Amount. For the avoidance of doubt, no claims asserted by the State Agencies that are not Fire Claims are being settled, compromised, resolved, or affected in any way by this Agreement, including, without limitation, the Non-Channeled State Agency Claims.

iv.Payments shall be sent by check to the address designated by the California Department of Finance in writing. The checks shall be made payable to the “California Department of Finance.” Payments shall be deposited in the Special Deposit Fund for the purpose of making distributions of those payments to the State Agencies, as determined by the California Governor in consultation with the Department of Finance. Scanned copies of the check, responsible party signatures on the Agreement, an explanation of the calculation of the amount of the payment due, and transmittal cover letter shall be sent, via email, to Deputy Attorney General Matthew C. Heyn, Matthew.Heyn@doj.ca.gov or to any Deputy Attorney General that Deputy Attorney General Matthew C. Heyn shall designate in writing.

v.FVT Cal State Agency Reserve. In each calendar year in which there is Excess Monetization in excess of the amounts payable under Section 2.2(c)(i) with respect to any calendar year (that is, in excess of $10,000,000 in 2021, in excess of $20,000,000 in 2022, and in excess of $30,000,000 in 2023), the amount of such excess for such year shall be credited to a cash reserve by the Fire Victim Trust for the future payments under Section 2.2(c)(i), if applicable (the “FVT Cal State Agency Reserve”), until the amount of the FVT Cal State Agency Reserve equals the Cal State Priority Settlement Amount, provided, however, that any amounts held in the FVT Cal State Agency Reserve in excess of the amounts required to be paid under Section 2.2(c)(i) hereof, determined as of December 31, 2023, shall be held in reserve for the payment, if any, of Available Excess Monetization for payment of the Cal Agency Settlement Amount under Section 2.2(c)(ii) and any amount held in the FVT Cal State Agency Reserve in excess of the aggregate amount required to be paid under Section 2.2(c)(ii), if any, shall be released from the FVT Cal State Agency Reserve and considered part of the Fire Victim Trust Corpus as defined in this Agreement.

d.Cal OES Objection. Upon the Effective Date, the TCC shall withdraw with prejudice the Cal OES Objection, and all other joinders or objections shall be deemed withdrawn.

e.Trust Administration. The State Agencies do not and will not object to the appointment of the Trustee, the Claims Administrator or any advisors, consultants, professionals or representatives selected or retained by the Fire Victim Trust, the Trustee or the Claims Administrator to the Fire Victim Trust. The State Agencies shall have no role in the Fire Victim Trust administration, including, without limitation, the investment or monetization of any assets of the Fire Victim Trust or any decision relating to the individual and/or aggregate amount of the Fire Claims and punitive and exemplary damages thereon, if any, all of which is under the sole determination of the Trustee and Claims Administrator, as provided in the Fire Victim Trust Agreement; provided, however, if the Trustee fails to perform under Sections 2.2(b) and 2.2(c) of this Agreement, the affected Agency (or Agencies) may seek to enforce this Agreement by motion to the Bankruptcy Court, or if the Bankruptcy Court determines that it lacks jurisdiction, any other forum having jurisdiction to enforce this Agreement. The Trustee shall provide the State Agencies the reports of the Fire Victim Trust during the covered periods as provided to the Bankruptcy Court in accordance with the Fire Victim Trust Agreement, when in effect. The State Agencies shall have the same rights as a Fire Victim Claimant, if any, to contest the administration of the Fire Victim Trust. For the avoidance of doubt, no provision in this Agreement shall be construed to impose a restriction of any kind on the ability of the Trustee to fulfill his or her obligations under the Fire Victim Trust Agreement, including, without limitation, the obligation to carry out the purpose of the Fire Victim Trust or to make investment decisions to protect, sell or reinvest the assets of the Fire Victim Trust.

f.Chapter 11 Plan. This Agreement shall be null and void if the Chapter 11 Plan is amended, modified or supplemented in a manner that either (a) has a material adverse impact on the treatment, payment, or source of payment of the State Agency Fire Claims against the Debtors, as provided herein, or (b) channels or seeks to channel the Non-Channeled State Agency Claims to the Fire Victim Trust, in each case, without first obtaining the prior written consent of the TCC, the Debtors, and the State Agencies.

g.California Public Entity Release. Upon the Settlement Effective Date, Cal OES, on behalf of itself and the State of California, (i) releases any and all California public entities (including local agencies and political subdivisions) of any claims the State of California or Cal OES may have under Section 312 of the Stafford Act (42 U.S.C. § 5155), its implementing regulations, and any similar provisions of California law (including 19 Cal. Code of Regulations § 2910) for payments received from the Debtors and the Fire Victim Trust and (ii) deems the California public entities to have fully cooperated in all efforts necessary to recover the costs of assistance from the Debtors and the Fire Victim Trust. The California public entities are intended third-party beneficiaries with standing to enforce this release. This Agreement does not affect the eligibility of the California public entities to receive further disaster assistance related to the Fires under the Stafford Act, the California Disaster Assistance Act, or any emergency declared under those acts.

h.Fire Victim Trust Release. Except for the rights expressly arising out of, provided for, or reserved in this Agreement, upon the Settlement Effective Date, the State Agencies, on their own behalf and in every other capacity in which they may now or in the future act, hereby voluntarily, intentionally, knowingly, absolutely, unconditionally and irrevocably release the Fire Victim Trust for the State Agency Fire Claims.

i.Reservation of Rights. Except as specifically addressed by this Agreement, this Agreement does not release, waive, relinquish, discharge, resolve, or settle any claims of any agency of the State of California, including, without limitation, the Non-Channeled State Agency Claims, all of which claims and rights thereto are expressly reserved. The State Agencies reserve all rights with respect to the Chapter 11 Plan, the final form of the Fire Victim Trust Agreement and the Claims Resolution Procedures. All of the Debtors’ rights and the TCC’s rights with respect to the foregoing are also reserved.

3.Additional Terms.

3.1 Adequate Consideration. The consideration received in connection with this Agreement is fair, adequate, and substantial and consists only of the terms set forth in this Agreement.

3.2 No Admission of Wrongdoing or Liability. Each Party understands and agrees that this Agreement is intended to compromise disputed claims and defenses, to avoid litigation, and that this Agreement shall not be construed or viewed as an admission by any Party of liability or wrongdoing, such liability or wrongdoing being expressly denied by each Party. Except for disputes regarding this Agreement, this Agreement shall not be admissible in any lawsuit, administrative action, or any judicial or administrative proceeding.

3.3 Meet and Confer. The Parties agree to meet and confer in good faith in an effort to resolve any dispute arising under this Agreement before commencing any legal action or proceeding with respect to such dispute.

3.4 Entire Agreement. This Agreement contains the entire agreement and understanding by and among the Parties hereto relating to the subject matter hereof and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. No Party has entered into this Agreement in reliance on any other Party’s prior representation, promise, warranty (oral or otherwise) except for those that are expressly set forth herein.

3.5 Amendments. This Agreement shall not be altered, amended, or modified by oral representation made before or after the execution of this Agreement. All amendments or changes of any kind must be in writing, executed by each of the Parties and the Trustee to the Fire Victim Trust (and any successor thereto).

3.6 Severability. Should any clause, sentence, paragraph, or other part of this Agreement be adjudged by final order from any court of competent jurisdiction to be unconstitutional, invalid or in any way unenforceable, such adjudication shall not affect, impair, invalidate, or nullify this Agreement, nor shall it serve as the basis for the rescission, avoidance, or annulment of this Agreement, but shall affect only the clause, sentence, paragraph, or other parts so adjudged to be unconstitutional, invalid or unenforceable.

3.7 Recitals. The Recitals set forth in this Agreement are hereby incorporated into this Agreement by reference and made a part of this Agreement.

3.8 Headings. The Parties have inserted the paragraph titles in this Agreement only as a matter of convenience and for reference, and the paragraph titles in no way define, limit, extend, or describe the scope of this Agreement or the intent of the Parties in any particular provision of this Agreement.

3.9 Authority. The individuals whose signatures are affixed to this Agreement in a representative capacity represent that they are competent to enter into this Agreement and have been duly authorized by the Party they represent to do so.

3.10 Neutral Interpretation. The Parties shall be deemed to have cooperated in the drafting and preparation of this Agreement. There shall be no presumption that any ambiguity in this Agreement is to be construed against any one of the Parties because of such Party’s participation in the drafting and preparation of this Agreement. The terms of this Agreement are intended to be consistent with the Chapter 11 Plan, and in the event of any ambiguity between the two, this Agreement and the Chapter 11 Plan shall be construed to be consistent with each other.

3.11 Binding on Trustee, Claims Administrator, and Successors. This Agreement shall be binding upon and inure to the benefit of the Trustee, Claims Administrator, respective predecessors, successors, assigns, heirs, legatees, affiliates, parents, subsidiaries, shareholders, officers, directors, employees, partners, agents, principals, attorneys, representatives, and professionals (as applicable) of the Parties to the extent provided by law.

3.12 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (excluding choice-of-law rules), and, as applicable, the Bankruptcy Code.

3.13 Jurisdiction. Each Party consents to the jurisdiction of the Bankruptcy Court and its appellate courts for all matters and disputes between and among the Parties regarding this Agreement.

3.14 Costs. Each Party shall each bear its own attorneys’ fees, costs, and expenses in connection with the matters set forth in this Agreement, including, but not limited to, the negotiation and preparation of this Agreement.

3.15 Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.Approval Motion. Within five business days after the execution of this Agreement by the Debtors and the TCC, the Debtors shall file the Approval Motion with the Bankruptcy Court. It is expressly acknowledged and understood that (a) the State Agencies might not be able to obtain authority to execute this Agreement prior to the filing of the Approval Motion with the Bankruptcy Court and (b) the effectiveness of any order from the Bankruptcy Court granting the Approval Motion will be contingent on the State Agencies obtaining such authority and executing this Agreement.

5.Notices. All notices and other communications required or permitted under this Agreement (a “Notice”) shall be in writing and may be delivered by overnight mail, hand, or e-mail with such Notice deemed effective when delivered. All Notices shall be given to the Parties at the following addresses. Upon written notice to the following Parties, any Party may change its designee for Notice or payment.

If to the Debtors, to:
PG&E Corporation
77 Beale Street
San Francisco, CA 94105
Attention: Janet Loduca (janet.loduca@pge.com)

With a copy to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Stephen Karotkin, Jessica Liou, and Matthew Goren
(stephen.karotkin@weil.com, jessica.liou@weil.com, matthew.goren@weil.com)

- and -
Cravath, Swaine & Moore LLP
825 8th Avenue
New York, NY 10019
Attention: Kevin Orsini and Paul Zumbro
(korsini@cravath.com, pzumbro@cravath.com)

If to the TCC, to:
Attention: Karen Lockhart
c/o Steve Campora, Esq.
Dreyer Babich Buccola Wood Campora LLP
E-mail: scampora@dbbwc.com

with a copy (which shall not constitute notice) to:
Baker & Hostetler LLP
Transamerica Pyramid Center
600 Montgomery Street, Suite 3100
San Francisco, CA 94111-2806
Attention: Robert Julian and Eric Goodman

(rjulian@bakerlaw.com; egoodman@bakerlaw.com)
If to Cal DDS, to:
Charles J. Antonen
California Department of Justice
455 Golden Gate Avenue, Suite 11000
San Francisco, CA 94102
Email: Charles.Antonen@doj.ca.gov
If to Cal DTSC, to:
James Potter Heather Leslie
California Department of Justice California Department of Justice
300 South Spring Street 1300 I Street
Los Angeles, CA 90013 Sacramento, CA 95814
Email: James.Potter@doj.ca.gov Email: Heather.Leslie@doj.ca.gov

If to CAL FIRE, to:
Kelly A. Welchans
California Department of Justice
1300 I Street, Suite 125
Sacramento, CA 95814
Email: Kelly.Welchans@doj.ca.gov

If to Cal Parks, to:
Parveen Kasraee
California Department of Parks and Recreation
Legal Office
P.O. Box 924896
Sacramento, CA 94296
Email: Parveen.Kasraee@parks.ca.gov
If to Cal OES, CSU, Caltrans or Cal Vet, to:
Matthew C. Heyn
California Department of Justice
Office of Attorney General
300 S. Spring Street, Suite 1702
Los Angeles, CA 90013
Email: Matthew.Heyn@doj.ca.gov
If to the Fire Victim Trust, to:
Brown Rudnick LLP
Seven Times Square
New York, NY 10036
Attention: David J. Molton and Oksana P. Lashko
Email: dmolton@brownrudnich.com; olashko@brownrudnick.com
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IN WITNESS WHEREOF, the Parties, intending to be legally bound, have signed this Agreement or have caused their duly authorized representatives to sign this Agreement:

PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY By: _________________________________ Its: _________________________________	OFFICIAL COMMITTEE OF TORT CLAIMANTS By: _________________________________ Its: _________________________________
CALIFORNIA DEPARTMENT OF DEVELOPMENTAL SERVICES By: _________________________________ Its: _________________________________	CALIFORNIA DEPARTMENT OF TOXIC SUBSTANCES CONTROL By: _________________________________ Its: _________________________________
CALIFORNIA DEPARTMENT OF FORESTRY AND FIRE PROTECTION By: _________________________________ Its: _________________________________	CALIFORNIA GOVERNOR’S OFFICE OF EMERGENCY SERVICES By: _________________________________ Its: _________________________________
CALIFORNIA DEPARTMENT OF PARKS AND RECREATION By: _________________________________ Its: _________________________________	BOARD OF TRUSTEES OF THE CALIFORNIA STATE UNIVERSITY By: _________________________________ Its: _________________________________
CALIFORNIA DEPARTMENT OF TRANSPORTATION By: _________________________________ Its: _________________________________	CALIFORNIA DEPARTMENT OF VETERANS AFFAIRS By: _________________________________ Its: _________________________________